SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                  June 1, 2006
                Date of Report (Date of earliest event reported)


                           HIRSCH INTERNATIONAL CORP.
             (Exact name of Registrant as specified in its charter)


       Delaware                     0-23434                   11-2230715
(State or other jurisdiction  (Commission File Number)       (IRS Employer
 of incorporation)                                       Identification Number)



                             200 Wireless Boulevard
                            Hauppauge, New York 11788


                                 (631) 436-7100
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [    ] Written communications pursuant to Rule 425 under the Securities Act
            (17 CFR 230.425)

     [    ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act
            (17CFR240.14a-12)

     [    ] Pre-commencement  communications pursuant to Rule 14d-2(b) under the
            Exchange Act (17 CFR 240.14d-2(b))

     [    ] Pre-commencement  communications pursuant to Rule 13e-4(c) under the
            Exchange Act (17 CFR 240.13e-4(c))

Section 1  REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.02  TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

     On June 1, 2006, Hirsch International Corp. ("Hirsch" or the "Company") terminated its previously announced merger with Sheridan Square Entertainment, Inc. ("Sheridan"). On April 26, 2006, Hirsch had announced that it had reached an agreement in principal with Sheridan to terminate their previously announced merger, and that the Company was working with Sheridan to reach a mutually agreeable termination agreement. Despite their efforts, the parties were unable to reach an agreement on mutually agreeable terms, and consequently Hirsch terminated the Agreement and Plan of Merger dated as of July 20, 2005 ("Merger Agreement"), effective immediately.

     Under the terms of the Merger Agreement, the stockholders of Sheridan would have received approximately 15,000,000 shares of Hirsch common stock. This would have resulted in the present stockholders of Hirsch owning approximately 38% of the combined entity with the stockholders of Sheridan owning the remaining 62%. Hirsch has also made an equity investment in Sheridan of approximately $1,000,000 which it presently maintains.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   HIRSCH INTERNATIONAL CORP.


                                   By: /s/ Beverly Eichel
                                       ---------------------------------------
                                       Beverly Eichel
                                       Executive Vice President - Finance,
                                       Chief Financial Officer and Secretary

Dated:  June 7, 2006